EXHIBIT 23.  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Eli Lilly and Company of our report dated February 8, 1995, included in the 1994 Annual Report to Shareholders of Eli Lilly and Company.

We also consent to the incorporation by reference in Registration Statement Number 33-29482 on Form S-8 dated June 23, 1989, in Registration Statement Number 33-37341 on Form S-8 dated October 17, 1990, in Registration Statement Number 33-38347 on Form S-3 dated December 20, 1990, in Registration Statement Number 33-58466 on Form S-8 dated February 17, 1993, in Registration Statement Number 33-50783 on Form S-8 dated October 27, 1993, and in Registration Statement Number 33-56141 on Form S-8 dated October 24, 1994 of our report dated February 8, 1995 with respect to the consolidated financial statements incorporated by reference, in the Annual Report (Form 10-K) of Eli Lilly and Company.


                                   Ernst & Young LLP


Indianapolis, Indiana
March 21, 1995